UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 25, 2005
(Date of Report (Date of earliest event reported))

Longview Fibre Company
(Exact name of Registrant as specified in its charter)

Washington	91-0298760
(State or other jurisdiction of	(I.R.S. employer
Incorporation or organization)	Identification No.)

300 Fibre Way, Longview, Washington	98632
(Address of principal executive offices)	(Zip Code)

(360) 425-1550
(Registrant's telephone number including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 19, 2005, management and the Audit Committee of Longview Fibre Company (the Company) concluded that the Company's interim financial statements for the first fiscal quarter ended January 31, 2005 should be restated to correct an error caused by a data entry mistake related to an incorrect index rate used to value inventory in the first fiscal quarter of 2005. These interim financial statements should no longer be relied upon.

The Company uses the last-in, first-out, or LIFO, method of valuing inventories. Each quarter, the Company calculates LIFO inventory in connection with the determination of cost of products sold on a discrete quarterly basis.

The cumulative LIFO index rate used in the LIFO calculation for the first fiscal quarter 2005 was improperly set at a prior year's rate instead of the proper current rate. The error was caused when the Company updated its model used for the LIFO calculation for its manufacturing segments - paper and paperboard and converted products.

The press release attached as Exhibit 99.1 announces the restatement and the adjustments to Longview Fibre's historical financial statements. The press release also provides further information on the effect of the adjustments and is incorporated by reference into this Item 4.02(a).

The Audit Committee and officers of the Company discussed their conclusion with respect to the unreliability of the financial statements for the quarter ended January 31, 2005 with the Company’s independent registered public accounting firm. As a result the Company will restate its Form 10-Q for the quarter ended January 31, 2005 as soon as practicable. The amended Form 10-Q will also include management’s revised conclusions regarding the Company’s financial reporting controls related to the material weakness resulting from the LIFO calculation error as noted above.

ITEM 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit Number                              Description

99.1                                                   Press release, dated May 25, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGVIEW FIBRE COMPANY
Registrant

L. J. MCLAUGHLIN
L. J. MCLAUGHLIN
Senior Vice President-Finance,
Secretary and Treasurer

Dated: May 25, 2005

EXHIBIT INDEX

EXHIBIT
NUMBER                                                  Exhibit Description

99.1                                                            Press Release issued May 25, 2005